                                    April 22, 1997



Coast Bancorp
740 Front Street, Suite 240
Santa Cruz, California  95060

Dear Sir/Madam:

    We are acting as your counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 400,000 shares of Common Stock, no par value (the "Shares"), of Coast Bancorp, a California corporation (the "Company"). A registration statement on Form S-8 (the "Registration Statement") has been filed under the Act with respect to the offering of the Shares and this Opinion is proposed to be filed as an exhibit to the Registration Statement.

    In connection with the offering of the Shares, we have examined the Registration Statement (including the Prospectus therein) and such other documents as we have deemed necessary to form the opinions hereinafter expressed. As to various questions of fact material to such opinions, where relevant facts were not independently established, we have relied upon statements of officers of the Company.

    Based upon the subject to the foregoing, after having given due regard to such issues of law as we deemed relevant and assuming that (i) the Registration Statement becomes and remains effective, and the Prospectus and your delivery procedures with respect thereto fulfill all of the requirements of the Act through all periods relevant to this Opinion, and (ii) all issuances of the Shares shall be in a manner complying with the terms of the Registration Statement and in compliance with the Blue Sky Laws of any states having jurisdiction thereof, we are of the opinion that the Shares, when issued, will be legally issued, fully paid and non-assessable.

    Consent is hereby given to the filing of this Opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come

Coast Bancorp
April 22, 1997
Page #2


within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

    This Opinion is furnished solely in connection with the Registration Statement on Form S-8 and is not to be used for any other purpose without our prior written consent.

                                       Very truly yours,

                                       /s/David J. Block

                                       David J. Block